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                                                                  Exhibit (23.1)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Employee Directors Stock Plan of Evans Withycombe Residential, Inc. of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. included in Amendment No. 4 to its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP


Phoenix, Arizona
April 22, 1997